UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              December 14, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania		15212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2005, Equitable Resources, Inc. entered into a First Amendment to Credit Agreement (the “First Amendment”) amending the Revolving Credit Agreement (the “Revolving Credit Agreement”), dated August 11, 2005, among the Company, Bank of America, N.A., as Administrative Agent and a Letter of Credit Issuer, J.P. Morgan Chase Bank, N.A., as Syndication Agent and a Letter of Credit Issuer, the Bank of Tokyo Mitsubishi, Ltd., Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto (the “Lenders”).  The First Amendment increased the Lenders’ aggregate commitment from $650,000,000 to an aggregate of $1,000,000,000 and extended the stated maturity date from August 9, 2006 to August 10, 2010.  A copy of the First Amendment will be filed as an exhibit to the Company’s 2005 annual report on Form 10-K.  The increase in borrowing capacity is in response to higher working capital needs associated with high natural gas prices.  The Company had short-term loan balances of $368 million and $438 million as of December 14, 2005 and September 30, 2005, respectively.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ Philip P. Conti
Philip P. Conti
Vice President, Chief Financial
Office and Treasurer

Date: December 20, 2005